September 23, 2015

United Lumicon Exhibition Services, Inc.

3984 Vanessa Dr.

Las Vegas, NV 89103

Re:     United Lumicon Exhibition Services, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for United Lumicon Exhibition Services, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the Company’s offering of 7,500,000 shares of common stock and the Selling Shareholders’ offering of 5,019,340 shares of common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) the Certification of Officer issued from Duan Fu, President and CEO of the Company; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.  In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 7,500,000 shares of common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company if the consideration for the shares described in the prospectus is received by the Company.  We are also of the opinion that the 5,019,340 existing shares of common stock to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

The Doney Law Firm

/s/ Scott Doney

Scott Doney, Esq.

CONSENT

WE HEREBY CONSENT to the use of our opinion in connection with the Form S-1 Registration Statement, as amended, filed with the Securities and Exchange Commission as counsel for the registrant, United Lumicon Exhibition Services, Inc. We also consent to our name being used in said Registration Statement.

Very truly yours,

The Doney Law Firm

/s/ Scott Doney

Scott Doney, Esq.